EXHIBIT 99

For Immediate Release

CONTACT: JAMES R. MOORE
         URSTADT BIDDLE PROPERTIES INC.
         (203) 863-8200

                     URSTADT BIDDLE PROPERTIES INC. REPORTS
       OPERATING RESULTS FOR SECOND QUARTER AND FIRST HALF OF FISCAL 2004


         GREENWICH, CONNECTICUT, June 16, 2004 - Urstadt Biddle Properties Inc. (NYSE:UBA and UBP), a real estate investment trust, today announced its second quarter and six months financial results for the period ended April 30, 2004.

Diluted, funds from operations ("FFO") for the quarter ended April 30, 2004 increased to $7,472,000 or $0.27 per Common share and $0.30 per Class A Common share compared to $7,208,000 or $0.26 per Common share and $.29 per Class A Common share in the second quarter of fiscal 2003. Net income applicable to Common and Class A Common stockholders for the quarter was $4,679,000 or $0.17 per diluted Common share and $0.19 per diluted Class A Common share, compared to $4,533,000, or $0.17 per diluted Common share and $0.19 per diluted Class A Common share in the corresponding three month period last year.

For the first six months of fiscal 2004, diluted FFO increased to $15,440,000 or $0.57 per Common share and $0.62 per Class A Common share from $13,509,000 or $0.50 per Common share and $0.55 per Class A Common share for the same period in fiscal 2003. Net income applicable to Common and Class A Common stockholders for the first six months of fiscal 2004 was $9,763,000 or $0.36 per diluted Common share and $0.40 per diluted Class A Common share compared to $8,393,000 or $0.32 per diluted Common share and $0.35 per diluted Class A Common share, for the same period last year. Net income in the six-month period ended April 30, 2004 includes lease termination income received from two former tenants amounting to $542,000.

Commenting on the six month operating results, Willing L. Biddle, President and Chief Operating Officer of UBP, said, the increase in the Company's FFO, earnings and revenue growth reflects the effect of property acquisitions completed last year and results of recent leasing activity. Mr. Biddle stated that "Our core property portfolio was more than 98% leased at the end of our second quarter. We have signed new leases and renewals at higher rents than the expiring rates and expect our operating results to be positively impacted from such lease activity. However, we continue to be challenged by vacancies in our non-core office property in Southfield, Michigan, caused by a very weak office leasing market." Mr. Biddle continued, "We are focused on investing in high quality shopping centers in our target region of Westchester and Putnam Counties in New York and Fairfield County in Connecticut. In May, we completed the acquisitions of four neighborhood retail properties totaling 38,000 square feet in Rye, New York for a purchase price of $10.9 million. We are in negotiations to acquire one or more retail properties over the next several months."

Non-GAAP Financial Measure
Funds from Operations ("FFO")

A reconciliation of FFO to net income applicable to Common and Class A Common stockholders, the GAAP measure the Company believes to be the most directly comparable, is in the financial tables accompanying this press release.

The Company believes that FFO is an additional measure of operating performance of an equity REIT. Although FFO is a non-GAAP financial measure, the Company believes it provides useful information to shareholders, potential investors and management because it primarily excludes the assumption that the value of the real estate assets diminish predictably over time and industry analysts have accepted it as a performance measure. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO is defined by NAREIT as net income, excluding gains (or losses) from debt restructuring and sales of properties plus depreciation and amortization, and after adjustments for unconsolidated joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies do not calculate FFO in a similar fashion, the Company's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.

UBP is a self-administered equity real estate trust providing investors with a means of participating in ownership of income-producing properties with investment liquidity. UBP has paid 138 quarters of uninterrupted dividends since its inception in 1969.

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.



               URSTADT BIDDLE PROPERTIES INC. (NYSE: UBA AND UBP)
                SIX MONTHS AND THREE MONTHS ENDED APRIL 30, 2004
                      (In thousands, except per share data)

                                                                               Six Months Ended                  Three Months Ended
                                                                                   April 30,                        April 30,
                                                                                   ---------                        ---------
                                                                               2004           2003            2004              2003
                                                                               ----           ----            ----              ----
Revenues:
    Base rents                                                              $25,118        $21,993         $12,499           $11,593
    Recoveries from tenants                                                   7,536          6,183           3,760             3,263
    Lease termination income                                                    542              -               -                 -
    Interest and other                                                          417            532             196               171
                                                                             ------         ------          ------            ------
                                                                             33,613         28,708          16,455            15,027
                                                                             ------         ------          ------            ------
Operating Expenses:
    Property operating                                                        5,432          4,988           2,644             2,656
    Property taxes                                                            4,384          3,576           2,250             1,934
    Interest                                                                  3,999          4,063           1,994             2,028
    Depreciation and amortization                                             5,494          4,933           2,702             2,584
    General and administrative expenses                                       1,879          1,808             860               823
    Directors' fees and expenses                                                105             90              48                41
                                                                             ------         ------          ------            ------
                                                                             21,293         19,458          10,498            10,066
                                                                             ------         ------          ------            ------

Operating Income before Minority Interests                                   12,320          9,250           5,957             4,961

 Minority Interests in Results of Consolidated Joint Ventures                 (183)          (183)            (91)              (91)
                                                                             ------          -----           -----             -----
Net Income                                                                   12,137          9,067           5,866             4,870

    Preferred Stock Dividends                                               (2,374)          (674)         (1,187)             (337)
                                                                            -------          -----         -------             -----

Net Income Applicable to Common and Class A Common
Stockholders                                                                 $9,763         $8,393          $4,679            $4,533
                                                                             ======         ======          ======            ======

Diluted Earnings Per Share:
Common                                                                         $.36           $.32            $.17              $.17
                                                                               ====           ====            ====              ====
Class A Common                                                                 $.40           $.35            $.19              $.19
                                                                               ====           ====            ====              ====

Dividends Paid Per Share:
Common                                                                         $.39           $.38           $.195              $.19
                                                                               ====           ====           =====              ====
Class A Common                                                                 $.43           $.42           $.215              $.21
                                                                               ====           ====           =====              ====

Weighted Average Number of Shares Outstanding:
Common and Common Equivalent                                                  6,637          6,533           6,664             6,544
                                                                              =====          =====           =====             =====
Class A Common                                                               18,719         18,692          18,709            18,704
                                                                             ======         ======          ======            ======


Reconciliation of Net Income Available to Common and Class A
Common Stockholders to Funds From Operations
--------------------------------------------
Net Income Applicable to Common and
Class A Common Stockholders                                                  $9,763         $8,393          $4,679            $4,533

Plus:  Real property depreciation                                             4,202          3,697           2,073             1,968
           Amortization of tenant
             improvements and allowances                                      1,063            995             513               494
           Amortization of deferred leasing costs                               229            241             116               122
           Minority interests                                                   183            183              91                91
                                                                             ------         ------           -----             -----

Funds from Operations (Diluted)                                             $15,440        $13,509          $7,472            $7,208
                                                                             ======         ======           =====             =====

Funds from Operations (Diluted):
Per Share:
Common                                                                        $0.57          $0.50            $0.27            $0.26
                                                                               ====           ====             ====             ====
Class A Common                                                                $0.62          $0.55            $0.30            $0.29
                                                                               ====           ====             ====             ====
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